Exhibit 10.2

AMENDMENT TO MINING LEASE
BETWEEN PASSPORT POTASH, INC. AND TWIN BUTTES RANCH, LLC

THIS AMENDMENT TO MINING LEASE (this "Amendment") is made effective this 20th day of August, 2013, by and between TWIN BUTTES RANCH, LLC an Arizona limited liability company ("Optionor"), and PASSPORT POTASH, INC., a British Columbia corporation ("Optionee").

RECITALS

1.   Optionor and Optionee entered into an Option Agreement, dated August 28, 2009 ("Option Agreement"), pursuant to which Optionor granted the option to purchase certain real property described therein to Optionee.

2.   Optionor and Optionee entered into an Amendment to Option Agreement, dated December 4, 2009 (the "First Option Amendment"), amending certain provisions of the Option Agreement.

3.   Optionor and Optionee desire to amend that certain Mining Lease, dated December 4, 2009 ("Mining Lease"), which is attached as Exhibit A to the First Option Amendment, and to enter into this Amendment.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1.   Amendment 1. Section 3.1 of the Mining Lease shall be amended as follows:

3.1      This Lease will have a Term beginning on the date of this Lease and ending on the expiration or earlier termination of the Option Agreement, except in the event that Optionee elects to exercise the option to purchase the Property in which event the term of the Mining Lease shall have a term ending on the closing date of the Option Agreement, and any subsequent amendments thereto.

2.   Amendment 2. Section 10.1 of the Mining Lease shall be amended as follows:

10.1    For the purpose of enabling Passport to prospect and explore Mining Property with greater economy and convenience, Passport is granted the right to conduct exploration activities on the Mining Property including geological, geophysical, trail and road building and reverse circulation and diamond drilling; provided, however, in no event shall Passport take conduct any activities on the Mining Property which would constitute waste.

10.1.1  Passport agrees that any site construction will be done with the least amount of surface disturbance possible.

10.1.1.1  Passport agrees that it will only use the drag provided by Twin Buttes for any new road construction. Provided, however, that in places where washes, wash outs, or ditches exist, where water crosses the roads, only a skip loader or equivalent may be used to put in crossings. No heavy road working equipment, such as a "Road Grader" or "Maintainer", may be allowed to enter the Mining Property. Twin Buttes and its authorized representatives shall have the right to evict any persons who do not comply with the foregoing.

10.1.1.2  Passport agrees that it will limit the size of drill pads to one quarter of an acre (0.25 acre) where possible.

10.1.2  Passport will provide a plan for new drilling and road construction to Twin Buttes prior to beginning any new construction or site preparation, and all such plans shall strictly adhere with the terms and provisions of this Mining Lease.

3.   Amendment 3. Section 12.4 of the Mining Lease shall be amended as follows:

12.4  After termination of this Lease, Passport will be entitled for a period of 60 days to enter on and remove from the Mining Property all machinery and equipment placed on the Mining Property; provided, however, that Passport shall continue to comply with the provisions of Section 7.3 and Section 10.5 of this Lease during such period.

4.   Nothing contained in this Amendment is intended to ease the restrictions set forth in Section 4.1 of the Mining Lease and the parties acknowledge that the grant of the Lease and Passport's use of the Mining Property shall at all times during the Term of this Lease remain subject to such restrictions.

5.   Except as provided in this Amendment, all other terms and conditions of the Mining Lease shall continue to have the same effect and force as though the parties had not entered into this Amendment.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

TWIN BUTTES RANCH LLC:	PASSPORT POTASH INC.:
TWIN BUTTES RANCH, LLC an Arizona limited liability company	PASSPORT POTASH, INC., a British Columbia corporation

By: /s/ Michael R. Fitzgerald____ MICHAEL R. FITZGERALD, Manager	By: /s/ John Eckersley_____________ JOHN ECKERSLEY, Executive Vice President, Director